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                                                                    EXHIBIT 10.3

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                             SHAREHOLDERS AGREEMENT

                                  by and among

                           WESTPORT ENERGY CORPORATION

                                       and

             THE SHAREHOLDERS OF EQUITABLE PRODUCTION (GULF) COMPANY
                     SET FORTH ON THE SIGNATURE PAGES HEREOF


                           Dated as of March 9, 2000

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                             SHAREHOLDERS AGREEMENT

                  THIS SHAREHOLDERS AGREEMENT is dated as of March __, 2000 (this "Agreement") by and among Westport Energy Corporation ("WEC"), a Delaware corporation, and each of the persons set forth on the signature pages hereof (the "Covered Shareholders").

         A. Each of the Covered Shareholders owns shares of common stock of WEC.

         B. WEC, Westport Oil And Gas Company, Inc. ("WOGCI"), a Delaware corporation and a subsidiary of WEC, Equitable Production Company ("EPC"), a Delaware corporation, Equitable Production (Gulf) Company (the "Company"), a Delaware corporation and a wholly-owned subsidiary of EPC, and EPGC Merger Sub Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("EPGC Sub") have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated March ___, 2000 pursuant to which EPGC Sub will merge with and into WOGCI, and as part of the merger, the common stock of WOGCI, substantially all of which is owned by WEC, will be converted into shares of Common Stock of the Company, representing an estimated 51% of the Company's Common Stock outstanding. EPC will retain shares of Common Stock of the Company, representing an estimated 49% of the Common Stock of the Company outstanding.

         C. Pursuant to the Merger Agreement, the Company, WEC and EPC will enter into a Shareholders Agreement (the "Primary Shareholders Agreement") with respect to certain matters relating to the ownership of Common Stock of the Company by the parties thereto.

         D. The consummation of the transactions contemplated by the Merger Agreement and the Primary Shareholders Agreement require that WEC and the Covered Shareholders enter into this Agreement.

         E. Pursuant to this Agreement, WEC shall act on behalf of the Covered Shareholders with respect to the benefits to and obligations of WEC and the Covered Shareholders under the Primary Shareholders Agreement.

         Accordingly, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                      PROXY

         Section 1.1 Irrevocable Proxy. (a) Each Covered Shareholder hereby irrevocably appoints WEC as his or its attorney, agent and proxy, with full power of substitution for each such Covered Shareholder and in the name, place and stead of each such Covered Shareholder to vote or, if applicable, to give written consent, in such manner as such attorney, agent and proxy


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or its substitutes shall in its sole discretion deem proper to so vote (or consent) with respect to all shares of Common Stock whether owned on the date hereof or acquired hereafter (whether by purchase or exchange) which each such Covered Shareholder is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. This proxy is coupled with an interest and shall be irrevocable and binding on any successor in interest of each such Covered Shareholder and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of each such Covered Shareholder. This proxy shall be effective from the date of this Agreement until terminated pursuant to Section 1.l(b) and shall operate to revoke any prior proxy as to the shares of Common Stock of the Company.

         (b) The proxy granted pursuant to Section 1.1(a) above shall terminate
(i) with respect to any shares of Common Stock Transferred (as defined below) in accordance with this Agreement to any person or (ii) upon the termination of this Agreement, whichever is the first to occur.

                                   ARTICLE II

                                    TRANSFER

         Section 2.1 Transfer Restrictions. (a) Until the first anniversary of the consummation of a Qualified Public Offering of Common Stock, no Covered Shareholder shall, directly or indirectly, sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") all or part of the Shares beneficially owned by such Covered Shareholder to any person (other than a Permitted Transferee) without the prior written consent of WEC. Any Transfer of the Shares in violation of this Agreement shall have no effect and be null and void.

         (b) Each Covered Shareholder hereby further agrees that, with respect to any Registration Statement that the Company may file (other than a Registration Statement on Form S-8), it will not sell any securities of the Company other than securities, if any, of such Covered Shareholder included in such Registration Statement, during the time period reasonably requested by the managing underwriters, not to exceed seven days prior to and the 180-day period beginning on the date such Registration Statement is declared effective.

         Section 2.2 Tag Along Rights. WEC hereby agrees that if it is offered the right to participate in a sale of any Shares by EPC or its Subsidiaries pursuant to the provisions of the Primary Shareholders Agreement, it shall make such rights available to the Covered Shareholders on a pro rata basis (taking into account the appropriate voting and economic interests) on the same terms and conditions as offered to WEC.

         Section 2.3 Sale of the Company. If WEC is required to sell pursuant to the terms of the Primary Shareholders Agreement or sells, directly or indirectly (by merger or otherwise) all of the Shares owned by it, or otherwise causes the sale of the Company, WEC shall require each of the Covered Shareholders to sell and each Covered Shareholder agrees to


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sell, to the prospective purchaser concurrently with and on the terms (including price) and subject to the conditions of the sale of the Shares owned by WEC, all of the Shares owned by such Covered Shareholders. Each of the Covered Shareholders agrees to take such actions as are necessary to consummate the transactions contemplated by this Section 2.3.

                                   ARTICLE III

                                   TERMINATION

         Section 3.1 Termination. This Agreement shall be terminated and shall cease to be binding on the parties hereto upon the earlier of (i) termination of the Primary Shareholders Agreement, (ii) as to any restrictions binding on the Covered Shareholders which WEC notifies the Covered Shareholders are to be terminated or waived by WEC, and (iii) a Qualified Public Offering.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of WEC. WEC hereby represents and warrants to the Covered Shareholders as follows: WEC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by WEC of this Agreement, and the consummation by WEC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WEC and does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to WEC or any material agreement to which WEC is a party. This Agreement has been duly executed and delivered by WEC and constitutes a valid and binding obligation of WEC enforceable against WEC in accordance with its terms.

         Section 4.2 Representations and Warranties of the Covered Shareholders. Each of the Covered Shareholders (as to itself only) hereby represents and warrants to WEC as follows: Each Covered Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each Covered Shareholder of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of each Covered Shareholder and does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to any such Covered Shareholder or any material agreement to which such Covered Shareholder is a party. This Agreement has been duly executed and delivered by each Covered Shareholder and constitutes a valid and binding obligation, enforceable against each Covered Shareholder in accordance with its terms.



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                                   ARTICLE V

                               GENERAL PROVISIONS

         Section 5.1 Certain Definitions. The following capitalized terms used in this Agreement shall bear the following meanings:

         "Common Stock": the common stock of the Company now or hereafter authorized to be issued.

         "Permitted Transferees": the Covered Shareholders, any current or future employee, shareholder, director or officer of WEC, or any spouse, issue, parents or other relative of any of the foregoing or (i) trust for the benefit of any of such persons, (ii) entities controlling or controlled by any of such persons and (iii) in the event of the death of any such individual persons, heirs or testamentary legatees of such persons, and in each case who has entered into this Agreement.

         "Person": any natural person, corporation, partnership, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

         "Shares": shares of Common Stock.

         "Subsidiary": of any Person shall mean any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Primary Shareholders Agreement.

         Section 5.2 Primary Shareholders Agreement. Each Covered Shareholder acknowledges and agrees that WEC will act as its representative with respect to matters arising under the Primary Shareholders Agreement.

         Section 5.3 Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by registered or certified mail, return receipt requested, with respect to WEC, at the following addresses:

         If to Westport:           Westport Energy Corporation
                                   21 Glen Oaks Ave.
                                   Summit, NJ 07901
                                   Attention:  Erich Gerstberger
                                   Fax Number:  (908) 273-4437
                                   Phone Number:  (908) 273-4516


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         With a copy to:           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                   1700 Pacific Avenue, Suite 4100
                                   Dallas, Texas 75201-4676
                                   Attention:  Michael E. Dillard, P.C.
                                   Fax Number:  (214) 969-4343
                                   Phone Number:  (214) 969-2800

         And to:                   Davis, Graham & Stubbs, LLP
                                   370 17th Street, Suite 4700
                                   Denver, Colorado 80202
                                   Fax Number: (303) 893-1379
                                   Phone Number: (303) 892-7365

         And to:                   Michael Russell
                                   Dr. Richard J. Haas Partners
                                   Dukes Court
                                   32 Duke Street, St. James's
                                   London, SW1Y 6DF
                                   Fax Number:  020.7.321.5242
                                   Phone Number:  020.7.321.5200

or with respect to the Covered Shareholders, at the addresses set forth opposite their respective names below or such other address as any such Covered Shareholders shall have given to WEC for such purpose.

         Section 5.4 Assignment; Binding Effect; Third Party Beneficiary. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by WEC, on the one hand, or any of the Covered Shareholders, on the other hand, (whether by operation of law or otherwise) without the consent of the other (except that WEC may so assign to an affiliate of WEC). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except that EPC and its Subsidiaries are intended third party beneficiaries of this Agreement.

         Section 5.5 Entire Agreement. This Agreement and the appendices hereto and any certificate delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (oral and written) among the parties with respect thereto.

         Section 5.6 Amendment. This Agreement may be amended by the parties hereto at any time by an instrument in writing signed by or on behalf of each of the parties hereto (but no such amendment shall be binding on any non-signing party).


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         Section 5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         Section 5.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be signed by WEC and one or more Covered Shareholder and all of which shall be deemed to be one and the same agreement, binding upon WEC and each of the Covered Shareholders.

         Section 5.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 5.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

         Section 5.11 Effective Time. Notwithstanding anything herein to the contrary, this Agreement shall become effective from and upon the Closing of the transactions contemplated by the Merger Agreement, and the representations and warranties contained herein shall be deemed made as of the date of Closing. If the Merger Agreement is terminated for any reason, this Agreement shall also terminate.


                           [SIGNATURE PAGES FOLLOWING]




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           [1 OF 2 SIGNATURE PAGES FOR COVERED SHAREHOLDERS AGREEMENT]

         IN WITNESS WHEREOF, the parties have executed this Covered Shareholders Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

COVERED SHAREHOLDER:


                                   Name:
-------------------------------            ------------------------------------

                                   Address:
-------------------------------            ------------------------------------

                                           ------------------------------------

                                           ------------------------------------


                                   Number of Shares held
                                                        -----------------------



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           [2 OF 2 SIGNATURE PAGES FOR COVERED SHAREHOLDERS AGREEMENT]


                                             WESTPORT ENERGY CORPORATION



                                             By:
                                                -------------------------------
                                               Name:
                                               Title: